EXHIBIT 3.1

                          MASON-DIXON BANCSHARES, INC.

                              ARTICLES OF AMENDMENT


         Mason-Dixon    Bancshares,    Inc.,   a   Maryland   corporation   (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

                  (a)   Article 4 is amended in its entirety to read as follows:

                        4. Shares  Authorized.  The  total  number  of shares of
                  stock which the Corporation has authority to issue is 20,000,000 shares of common stock, each of which shall have a par value of $1.00 per share, for an aggregate par value of $20,000,000.

                  (b) Article 9 is amended by deleting the third paragraph thereof in its entirety.

                  (c) Article 13 is amended by deleting it in its entirety.

                  (d) Article 14 is amended in its entirety to read as follows:

                        14. Director Liability. No Director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (i) to the extent that it is proved that such Director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such Director or officer is entered in a proceeding based on a finding in the proceeding that such Director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment of the Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment.

         SECOND: (a) The Board of Directors of the Corporation, by unanimous written consent dated February 11, 1998 and at a special meeting held on March 11, 1998, adopted resolutions in which the foregoing Amendment of the Articles of Incorporation, were set forth, declaring that said Amendment was advisable, and directing that it be submitted to the stockholders of the Corporation for their consideration.



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                  (b) The stockholders of the Corporation approved the Amendment of the Articles of the Corporation as hereinabove set forth at an annual Meeting of the stockholders held on April 18, 1998.

         THIRD: The Amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

         FOURTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class are as follows:

                  Ten Million (10,000,000) shares of common stock, of the par value of $1.00 per share, having an aggregate par value of $10,000,000.

                  (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

                  Twenty Million (20,000,000) shares of common stock, of the par value of $1.00 per share, having an aggregate par value of $20,000,000.

                  (c) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of authorized capital stock, as increased, are not changed by the foregoing Articles of Amendment.


         IN WITNESS WHEREOF, Mason-Dixon Bancshares, Inc. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its President and witnessed and attested by its Secretary on this 6th day of May, 1998, and they acknowledged the same to be the act of said
Corporation, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                      MASON-DIXON BANCSHARES, INC.



/s/ Vivan A. Davis                           By: /s/ Thomas K. Ferguson   (SEAL)
--------------------------                       -------------------------------
Vivian A. Davis, Secretary                      Thomas K. Ferguson, President

C73397.636


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